UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2011

Home Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-34190	71-1051785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana		70508
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (337) 237-1960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

(e) On March 28, 2011, the Board of Directors of Home Bancorp, Inc. (the “Company”) and/or the Company’s wholly owned subsidiary, Home Bank (the “Bank”), as applicable, approved amended and restated employment agreements between the Company or the Bank and each of John W. Bordelon, President and Chief Financial Officer of the Company and the Bank, and Executive Vice Presidents Darren E. Guidry, Scott T. Sutton and Joseph B. Zanco.

The existing employment agreements were amended and restated to:

•	extend the term of the agreements for one year, to June 22, 2014 in the case of Mr. Bordelon and to June 22, 2013 in the case of the Executive Vice Presidents;

•

remove the prior provisions that permitted the agreements to be automatically extended for an additional year on the annual anniversary date of the agreement unless either party to the agreement has given notice that the term will not be extended (commonly referred to as an “evergreen” provision); and

•

revise the provision in Mr. Bordelon’s agreement with the Company which requires the Company to (1) reimburse Mr. Bordelon for any 20% excise tax incurred under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”), upon severance of employment after a “change-in-control”, as defined under Section 280G, and (2) pay the additional federal, state and local income taxes and excise taxes on such reimbursement in order to place Mr. Bordelon in the same after-tax position he would have been in if the excise tax had not been imposed (commonly referred to as a “Section 280G gross-up” provision) such that the Company will be obligated to pay a Section 280G gross-up to Mr. Bordelon only with respect to a change-in-control which occurs on or before June 22, 2014.

The determination to remove the evergreen provisions in the agreements and, in the case of Mr. Bordelon’s agreement with the Company, limit the provision providing for a 280G gross-up payment to change-in-control transactions occurring on or before June 22, 2014, were undertaken primarily upon consideration of the governance risk indicators (“GRId”) published by RiskMetrics Group (formerly known as Institutional Shareholder Services or “ISS”). The Company has taken other actions related to its GRId score, including the adoption of chief executive officer and director stock ownership guidelines and of a compensation clawback policy.

The foregoing description is qualified in its entirety by reference to the amended and restated agreements, copies of which are attached as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

(f) Not applicable.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The following exhibits are included herewith.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between Home Bancorp, Inc. and John W. Bordelon

10.2	Amended and Restated Employment Agreement between Home Bank and John W. Bordelon

10.3	Amended and Restated Employment Agreement between Home Bank and Darren E. Guidry

10.4	Amended and Restated Employment Agreement between Home Bank and Scott T. Sutton

10.5	Amended and Restated Employment Agreement between Home Bank and Joseph B. Zanco

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: March 30, 2011	By:	/s/ John W. Bordelon
John W. Bordelon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between Home Bancorp, Inc. and John W. Bordelon

10.2	Amended and Restated Employment Agreement between Home Bank and John W. Bordelon

10.3	Amended and Restated Employment Agreement between Home Bank and Darren E. Guidry

10.4	Amended and Restated Employment Agreement between Home Bank and Scott T. Sutton

10.5	Amended and Restated Employment Agreement between Home Bank and Joseph B. Zanco